                                                                   EXHIBIT 10.37



                                      AMC
                    NONQUALIFIED DEFERRED COMPENSATION PLAN
                           EFFECTIVE JANUARY 1, 1994

                                      AMC
                    NONQUALIFIED DEFERRED COMPENSATION PLAN
                               TABLE OF CONTENTS


SECTION                                                                                                              PAGE
- ----------------------------------------------------------------------------------------------------------------     -----
INTRODUCTION....................................................................................................           1
       1.  DEFINITIONS..........................................................................................           1
       2.  PARTICIPANTS.........................................................................................           2
       3.  DEFERRED COMPENSATION................................................................................           2
       4.  DEFERRED ACCOUNTS, MATCHING EMPLOYER CREDITS AND DIRECTED INVESTMENT CREDITS.........................           3
       5.  DISTRIBUTIONS........................................................................................           4
       6.  ELECTION TO DEFER COMPENSATION.......................................................................           4
       7.  ELECTION OF A FORM OF PAYMENT........................................................................           5
       8.  PARTICIPANT'S RIGHTS UNSECURED.......................................................................           5
       9.  NONALIENATION CLAUSE.................................................................................           5
      10.  CLAIMS PROCEDURE.....................................................................................           5
      11.  AMENDMENTS TO THE PLAN...............................................................................           5
      12.  TERMINATION OF THE PLAN..............................................................................           5
      13.  EXPENSES.............................................................................................           6
      14.  NOTICES..............................................................................................           6
      15.  CONSTRUCTION.........................................................................................           6
SIGNATURES......................................................................................................           6

                                      AMC
                    NONQUALIFIED DEFERRED COMPENSATION PLAN
                                  INTRODUCTION



    American Multi-Cinema, Inc. (the "Sponsoring Employer") and certain of its Affiliates have adopted this Plan, effective as of January 1, 1994, to provide a vehicle through which the highly compensated employees of the Sponsoring Employer and its Affiliates can be made whole for any reduction in salary deferrals and matching employer contributions under the American Multi-Cinema, Inc. I.R.C. Section 401(k) Savings Plan because of the I.R.C. Section 401(a)(17) limit on Compensation to $150,000 (as indexed), effective for plan years beginning on or after January 1, 1994. It is intended that participation in this Plan shall be limited to a select group of management or highly compensated employees and, as a result, the Plan shall be exempt from parts 2, 3 and 4 of Title I of the Employee Retirement Income Security Act of 1974.



                                1.__DEFINITIONS



    Whenever used in this Plan, the following terms shall have the meanings set forth below.



    (a) "ADMINISTRATOR" means the officer of the Sponsoring Employer who is designated by the Board of Directors of the Sponsoring Employer to administer the Plan. Initially the Administrator shall be Jeffrey L. Schnabel, the Vice President-Administration of the Sponsoring Employer.



    (b) "AFFILIATE" means any Employer that is an affiliate or related to the Sponsoring Employer, including any employer that is a member of a controlled group of corporations with the Sponsoring Employer or controlled groups of trades or businesses, as defined in Sections 414(b) and (c) of the Internal Revenue Code.



    (c) "BENEFICIARY" means the person or persons named by a Participant, on a form supplied by the Administrator, to receive benefits upon the Participant's death in accordance with the terms of this Plan. If a Participant is married and is domiciled in a community property state his surviving spouse shall be deemed to be his Beneficiary unless the surviving spouse consented in writing to the designation of a nonspouse Beneficiary.



    (d) "COMPENSATION" for the purpose of the deferral of Compensation that will be matched under this Plan by Employer credits to his Deferral Account shall be equal to the amount determined for each calendar year which is equal to the difference between (i) minus (ii), where:



        i) is the Compensation limit under Section 401(a)(17) of the Internal Revenue Code for the calendar year assuming this section of the Internal Revenue Code had not been amended by the Omnibus Reconciliation Act of 1993 (i.e., $235,840 indexed after 1993 under the provisions of I.R.C. Section 401(a)(17) as in effect immediately prior to 1994); and



        ii) is the Compensation limit that actually applies under Section 401(a)(17) of the Internal Revenue Code for such calendar year.



    "COMPENSATION" for the purpose of the deferral of Compensation that will not be matched under this Plan by Employer credits to his Deferral Account shall be equal to the employee's actual Compensation for the calendar year, that, disregarding for this purpose any deferrals made under this Plan and any deferrals under the I.R.C. Section 401(k) and I.R.C. Section 125 plans maintained by the Employers, would be reported as Compensation for such year on his Treasury Department Form W-2.



    (e) "DEFERRAL ACCOUNT" means the deferral account established for a Participant pursuant to Section 4 hereof.



    (f) "ELIGIBLE EMPLOYEE" for the purpose of eligibility to defer Compensation under this Plan that is matched by Employer credits means an employee of an Employer whose actual Compensation exceeds the Compensation limit then in effect under Section 401(a)(17) of the Internal Revenue Code.

    "COMPENSATION" for the purpose of determining whether an employee or employer is an Eligible Employee under this Plan shall be estimated by the Administrator each year prior to January 1, based on the total cash Compensation the employee is expected to receive in the next calendar year from his Employer that would be reported as gross income for such calendar year on his Treasury Department Form W-2 for such calendar year, but counting for this purpose any estimated deferrals under this Plan, any estimated deferrals under the I.R.C.
Section 401(k) and I.R.C. Section 125 plans maintained by the Employers. This estimate of Compensation will be made by the Administrator on the basis of the information available to him at that time.



    "ELIGIBLE EMPLOYEE" for the purpose of eligibility to defer compensation under this Plan that is not matched by Employer credits means an employee of an Employer whose Compensation the Administrator estimates prior to each November 1, will exceed one hundred thousand dollars ($100,000) in the next calendar. If the Compensation limit under Section 401(a)(17) has been increased as a result of cost of living adjustments, this one hundred thousand dollar ($100,000) eligibility threshold shall be indexed at the same rate (e.g., when the $150,000 Compensation limit under I.R.C. Section 401(a)(17) is increased to $160,000, the $100,000 threshold shall be increased to $106,667). An employee shall not be an Eligible Employee for the purpose of either matched or unmatched deferrals if he is not a participant in the American Multi-Cinema, Inc. I.R.C. Section 401(k) Savings Plan or is not making the maximum deferrals which are permitted under the Plan by the Sponsoring Employer (because of the I.R.C. Section 401(k) average deferral percentage test).



    (g) "EMPLOYER" means the Sponsoring Employer or any of its Affiliates which is an adopting employer under the American Multi-Cinema, Inc. (I.R.C. Section 401(k)) Savings Plan, and who also adopts this Plan, their successors and assigns.



    (h) "PARTICIPANT" means an Employee who is eligible to participate in this Plan and has elected to defer Compensation under this Plan.



    (i) "PLAN" means the AMC Nonqualified Deferred Compensation Plan as set forth in this document, as amended from time to time.



    (j) "SPONSORING EMPLOYER" means American Multi-Cinema, Inc., its successors and assigns.



                                2.__PARTICIPANTS



    Each Eligible Employee may elect to become a Participant in this Plan by filing a written notice with the Administrator in the form prescribed by the Administrator and subject to the timing and other restrictions and provisions of this Plan.



                           3.__DEFERRED COMPENSATION



    Any Participant may elect, in accordance with Section 6 of this Plan, to defer annually the receipt of a portion of the Compensation otherwise payable to the Participant by the Employer in any calendar year, which portion shall be designated by the Participant which may not exceed four percent (4%) of his Compensation which is eligible for matching Employer credits. With respect to regular Compensation, the election shall be made for a calendar year in the percentage of regular Compensation, which is eligible for matching Employer credits to his Deferral Account amount of pursuant to subsection 1(e) hereof. "Regular Compensation" for this purpose means Compensation that is not bonus or incentive compensation. Commissions, for the purpose of this Plan, are treated as regular Compensation. With respect to the deferral of bonuses or incentive compensation, the deferral must be made before the beginning of the fiscal year of the Sponsoring Employer or Employer during which it is earned and shall be made on (i) a percentage basis which may be all or any portion of a bonus or incentive compensation (ii) in a dollar amount, or (iii) in a dollar amount in excess of a minimum amount of cash bonus or incentive pay. Any deferral election hereunder shall be irrevocable for the calendar or fiscal year to which it applies after the election is received by the Administrator unless it is revoked in writing before the beginning of the calendar or fiscal year to which it applies and such written revocation is received by the Administrator in a timely manner. Any

Compensation deferred pursuant to this Section 3 shall be credited by the Sponsoring Employer or a Participant's Employer to a Deferral Account maintained in the name of the Participant at the time hereinafter provided in Section 4.



    The amount of deferred Compensation from regular Compensation that is to be matched with Employer credits to the Participant's Deferral Account(s) shall be deferred and credited each calendar year after the Participant's Compensation which is included in his gross income for Federal income tax purposes has exceeded the applicable Compensation limit under Section 401(a)(17) of the Internal Revenue Code for such calendar year. The amount of regular Compensation that is not to be matched with Employer credits to the Participant's Deferral Account shall be deferred and credited proportionately throughout the calendar year in the percentage amount elected. The amount of any bonus or incentive Compensation that is deferred under this Plan, regardless of whether it is to be matched with Employer credits, shall be credited to Deferral Accounts as of the day on which the bonus or incentive Compensation payments are received by the trustee of the (so-called rabbi) trust for this Plan.



    Each year the Administrator shall furnish each Participant with an annual statement of his Account. Prior to the beginning of each calendar year, the Administrator shall furnish each Participant and Eligible Employee with forms for enrollments or changes.



                    4.__DEFERRED ACCOUNTS, MATCHING EMPLOYER
                    CREDITS AND DIRECTED INVESTMENT CREDITS



    (a) A Deferral Account shall be established for each Participant by the Sponsoring Employer and each Employer who is a participating Employer to which deferral amounts, matching Employer credits and deemed investment earnings and losses shall be credited or debited. If a Participant changes his Employer, a separate Deferral Account shall be maintained for his deferrals from Compensation from each Employer.



    (b) Amounts deferred by a Participant under this Plan shall be credited to his Deferral Account as of the day received by the trustee of the (so-called rabbi) trust for this Plan.



    (c) A Participant's deferrals under this Plan which are eligible for matching Employer credits shall be credited each month in an amount equal to fifty percent (50%) of the Participant's deferrals which are eligible for matching Employer credits as set forth in 1(d) hereof. Such amounts shall be credited as of the day it is received by the trustee of the (so-called rabbi) trust for this Plan. Notwithstanding any provision in this Plan to the contrary, in no event shall a Participant's matching Employer credits to his Deferral Account in any year exceed an amount equal to (i) minus (ii), where:



         i) is the maximum limitation on elective deferrals under Section 402(g) of the Internal Revenue Code for such calendar year (e.g., $8,994 for 1993); and



         ii) is the maximum amount that can be deferred by the Participant under the American Multi-Cinema, Inc. (I.R.C. Section 401(k)) Savings Plan for such calendar year.



    (d) A Participant  may request  that the  amounts credited  to his  Deferral
Account(s) be invested with the approval of the Employer and held in an irrevocable (so-called rabbi) trust established and maintained by the Sponsoring Employer. As of January 1, 1994, and until this provision of this Plan is amended, a Participant may only request that his Deferral Account(s) be invested through the rabbi trust in the Principal Mutual Life Insurance Company Premier Growth General Investment Account -- Fixed Account or in one or more of the following SEC registered investment funds, (which are part of the Principal Mutual Life Insurance Company Separate Account B):



    - Principal Capital Accumulation Fund, Inc.



    - Principal Government Securities Fund, Inc.



    - Principal Money Market Fund, Inc.



    Any investment request or investment change under this Plan must be approved by the Administrator or such other person as may be designated by the Board of Directors of the Sponsoring Employer.

    Investment requests or changes, if approved by the Administrator or other authorized person, shall be executed as soon as reasonably practicable after they are approved.



    If the Participant does not request a directed investment, or a directed investment is not approved by the Administrator or other authorized person, the Participant's deferrals shall be deemed to be invested in the Principal Money Market Fund, Inc. or shall be credited with such other interest credits as may be established by an amendment to this provision of this Plan document.



    (e) Investment earnings or losses shall be reflected in a Participant's Deferral Account, based on the fair market value of the investments elected or deemed to have been elected by the Participant as of any date.



                               5.__DISTRIBUTIONS



    (a) Upon the earlier of a Participant's normal retirement (age 65) or other termination of employment with the Employer for any reason other than death, the Participant will be entitled to receive all amounts credited to the Participant's Deferral Account(s) as of his retirement or other termination of employment, in a lump sum or in installments over a period of ten (10) years pursuant to paragraph (d) of this Section.



    (b) Upon termination of a Participant's employment with the Employer by reason of his death, before the distribution of his Deferral Account(s) in a lump sum or the commencement of installment distributions, the Participant's designated Beneficiary or Beneficiaries will be entitled to receive all amounts credited to the Participant's Deferral Account(s) as of the date of his death, in a lump sum or in installments over a period of ten (10) years pursuant to Paragraph (d) of this Section.



    (c) Upon the death of a Participant who was receiving installment distributions prior to complete distribution to him of the entire balance of his Deferral Account(s) (and after the date of the termination of his employment with his Employer), the Participant's designated Beneficiary or Beneficiaries will be entitled to receive the balance of his Deferral Account(s) on the date of his death in the form of the remaining installment payments due pursuant to paragraph (d) of this Section.



    (d) The Administrator shall direct distribution of the amounts credited to a Participant's Deferral Account(s), including investment earnings or losses credited thereon pursuant to Section 4, to a Participant or his Beneficiary or Beneficiaries pursuant to the preceding paragraphs of this Section, in a lump sum, or in substantially equal installments over a period of ten (10) years in accordance with the Participant's election pursuant to Section 7. Distributions shall, at the written election of the Participant, filed and accepted by the Administrator, provide for the payment in the form elected in accordance with
Section 7, either:



         i) as soon as reasonably practicable after the earliest of (i) the date upon which the Participant attains normal retirement age (65), (ii) dies or
    (iii) his termination of employment occurs; or



         ii) as of the first business day of the calendar year immediately following the earliest of (i) the date upon which the Participant attains his normal retirement age (65), (ii) dies or (iii) his termination of employment occurs.



    In the case of installment payments over a period of ten (10) years, subsequent installments shall be made on the annual or quarterly anniversary dates of the date of the first installment as determined by the Participant's election pursuant to Section 7. Each such installment shall be made from the balance credited to the Participant's Deferral Account(s) pursuant to Section 4. In the case of installment payments pursuant to paragraph (c) of this Section, installment payments after the Participant's death shall continue to be made at the same frequency as the installment payments were being made to the Participant prior to his death.



                       6.__ELECTION TO DEFER COMPENSATION



____The Notice by which a Participant elects to defer Compensation as provided in this Plan shall be in writing, signed by the Participant, and delivered to the Administrator prior to January 1 of the calendar year in which the Compensation is to be deferred or in which it is otherwise payable to the Participant, or for calendar year 1994 deferrals from regular Compensation only (as defined in Section 3) by January 21, 1993.

A Participant's election when first eligible and any subsequent election shall be irrevocable (except as provided in Section 3) when it is delivered by the Participant to the Administrator. A new deferral election will only apply to regular Compensation earned in calendar years beginning after the election is received by the Administrator and/or to bonuses or incentive Compensation earned in an Employer's fiscal years beginning after the election is received by the Administrator.



                       7.__ELECTION OF A FORM OF PAYMENT



    A Participant's election of a form of payment shall be made in writing at the time he first elects to defer Compensation under this Plan and shall be filed with the Administrator. A form of payment election by a Participant may be changed, but only as to Compensation deferred for a calendar year and/or Employer fiscal year beginning after the new election. Any change of a form of payment election shall only be effective if made in writing on a form provided by the Administrator and filed with the Administrator.



                       8.__PARTICIPANT'S RIGHTS UNSECURED



    The right of the Participant or his designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of his Employer, and neither the Participant nor his designated Beneficiary shall have any rights in or against any amount credited to his Deferral Account(s) or any other specific assets of his Employer, including any assets of his Employer which are set aside in an irrevocable (so-called rabbi) trust. In no event, however, shall any Employer be liable or responsible under this Plan for the benefit obligations due hereunder to any Participant employed by another participating Employer in this Plan. If a Participant has been employed for more than one participating Employer while he deferred Compensation under this Plan, each Employer shall be liable and responsible for its proportionate share of the deferrals and the investment credits attributable to such deferrals. All amounts credited to a Participant's Deferral Account(s) under this Plan shall constitute general assets of the Employers.



                            9.__NONALIENATION CLAUSE



    The right of the Participant or his designated Beneficiary to receive a distribution hereunder may not be assigned, attached, sold, transferred, pledged, or otherwise alienated.



                             10.__CLAIMS PROCEDURE



    Any Participant who is denied benefits under this Plan may appeal such decision in writing to the Administrator. If such an appeal is denied, the Administrator will notify the Employee of his decision in writing within sixty
(60) days of the date the Administrator received the appeal. Such notice shall set forth the specific reasons for the denial, specific references to pertinent Plan provisions, and a description of any additional material or information necessary if the Participant wishes to resubmit the claim.



                          11.__AMENDMENTS TO THE PLAN



    The Board of Directors of the Sponsoring Employer may amend the Plan at any time without the consent of the Participant, or their Beneficiaries, provided, however, that no amendment shall divest any Participant or Beneficiary of the credits to his Deferral Account(s), or of any rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.



                          12.__TERMINATION OF THE PLAN



    The Board of Directors of the Sponsoring Employer may terminate this Plan at any time. Upon termination of the Plan, distribution of the credits to a Participant's Deferral Account(s) shall be made in the manner and at the time heretofore prescribed; provided that no additional credits shall be made to the Deferral Account(s) of a Participant following termination of the Plan other than investment earnings or losses credited or debited pursuant to Section 4.

                                 13.__EXPENSES



    Costs of administration of the Plan will be paid by the Employers, except for any fees and expenses that may be directly charged to investments requested or deemed to have been requested by a Participant pursuant to Section 4(d) hereof.



                                  14.__NOTICES



    Any notice or election required or permitted to be given hereunder shall be in writing and shall be deemed to be filed:



        (a) on the date it is personally delivered to the Administrator; or



        (b) three business days after it is sent by registered or certified mail, addressed to --



                       American Multi-Cinema, Inc.
                       Employee Benefits Department
                       106 West 14th Street, Suite 1700
                       P.O. Box 419615
                       Kansas City, Missouri 64141-6615



                               15.__CONSTRUCTION



    Any words used herein in the masculine shall be construed in the feminine where they would so apply. Words in the singular shall be construed in the plural in all cases where they would so apply. Section headings are inserted for convenience of reference only and are to be ignored in the construction of any provision hereof. Nothing in this plan shall be deemed to constitute a guarantee of employment; nor shall this plan be construed as a contract of employment.



                                   SIGNATURES



    IN WITNESS WHEREOF, the Sponsoring Employer and the Employers have executed this plan document this 21st day of December, 1993, to be effective as of January 1, 1994.


ATTEST (Seal)                                  AMERICAN MULTI-CINEMA, INC.
By:            Assistant                       By:                President
Secretary
ATTEST (Seal)                                  AMC ENTERTAINMENT INTERNATIONAL,INC.
By:                                            By:
               Assistant                                   Executive Vice President
Secretary
ATTEST (Seal)                                  AMC FILM MARKETING, INC.
By:                                            By:
               Assistant                                    Chairman of the Board
Secretary

ATTEST (Seal)                                  AMC PHILADELPHIA, INC.
By:                                            By:
            Assistant Secretary                Executive Vice President
ATTEST (Seal)                                  AMC REALTY, INC.
By:                                            By:
               Assistant                                Sr. Vice President and
Secretary                                         Treasurer
ATTEST (Seal)                                  BUDCO THEATRES, INC.
By:                                            By:
               Assistant                            Sr. Vice President, Chief Financial
Secretary                                         Officer
                                                                and Treasurer
ATTEST (Seal)                                  CONCORD CINEMA, INC.
By:                                            By:
               Assistant                          Sr. Vice President, Chief Financial
Secretary                                         Officer
                                                                and Treasurer
ATTEST (Seal)                                  DURWOOD, INC.
By:                                            By:
               Assistant                                   Executive Vice President
Secretary
ATTEST (Seal)                                  ENTERTAINMENT DEVELOPMENT GROUP,INC.
By:                                            By:
               Assistant                                   Executive Vice President
Secretary